EXHIBIT 10.2



                                  SAUCONY, INC.

                  Amendment No. 4 to 1993 Equity Incentive Plan

         Section 4 of the 1993 Equity Incentive Plan, as amended, be and hereby is amended by replacing the first sentence thereof with the following:

         "Subject to adjustment as provided in Section 16 below, the total number of shares of Class A Common Stock, $0.33-1/3 par value per share ("Class A Common Stock"), and Class B Common Stock, $0.33-1/3 par value per share ("Class B Common Stock"), which may be issued and sold under the Plan is 1,900,000 shares in the aggregate."

                                            Adopted  by the  Board of  Directors
                                                     March 28, 2000. Approved by
                                                     the Company's  stockholders
                                                     May 18, 2000.